Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-125437) of SEMCO Energy, Inc. of our report dated May 26, 2006 relating to the financial statements of the SEMCO Energy, Inc. 401(k) Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Detroit, Michigan
June 23, 2006